UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 14, 2014

GOOGLE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36380	77-0493581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway
Mountain View, CA 94043
(Address of principal executive offices, including zip code)

(650) 253-0000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On November 6, 2014, the United States District Court for the Northern District of California (the “Court”) preliminarily approved the terms of a proposed settlement stipulation, previously filed with the Court on August 7, 2014, between Google Inc. (the “Company”), certain members of the Company’s Board of Directors, and the plaintiffs in two shareholder derivative actions captioned In re Google Inc. Shareholder Derivative Litigation, No. CV-11-04248-PJH, and City of Orlando Police Pension Fund v. Page, et al., No. CV-13-02038-PJH.  A copy of the stipulation, which contains the terms of the settlement, is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference. The terms of the settlement were unanimously approved by a committee of independent directors of the Company’s Board of Directors on August 4, 2014.  A notice of the settlement and its terms is furnished as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.  That notice contains information about how the Company’s stockholders may object to the proposed settlement.  The Court has set a final approval hearing for January 21, 2015, at 9 a.m. (Pacific), at which time the Court will determine whether the terms of the proposed settlement, including the separately negotiated attorneys’ fees and expenses, should be approved as fair, reasonable, and adequate, and whether the actions should be dismissed with prejudice.

The Company is providing this information in order to ensure adequate notice to any interested stockholders. The Company does not expect the proposed settlement to have a material impact on its financial condition or operating results.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Stipulation of Settlement

99.2	Notice of Proposed Derivative Settlement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOGLE INC.

Date: November 14, 2014	/s/ KENT WALKER
Kent Walker Senior Vice President and General Counsel